SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 31, 2023

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 8.01	Other Events.

Zion Oil and Gas, Inc., a Delaware corporation, which has an active petroleum exploration license onshore Israel on their 99,000-acre Megiddo-Jezreel license area, announces the filing of an amended application with the Israel Ministry of Energy for a new exploratory license on January 24, 2023 covering the same area as its License No. 428, which expires on February 1, 2023. However, its original application to replace License No. 428 was filed on May 11, 2022, and a revised application was filed on August 29, 2022.

With a third parliamentary election in Israel since March 2, 2020, on November 1, 2022, review of Zion’s new license application was delayed. After the election, an ongoing transition period has taken place. A new Minister of Energy took office on January 1, 2023, and appointed a new Director General of the Ministry.

As previously reported, Zion has re-examined the logs and other data from its MJ-01 well in preparation for a planned re-entry. Zion’s license application was therefore amended to address the planned re-entry, requiring a change in the workplan portion of the application, and then re-submitted on January 24, 2023.

Since May of 2022, Zion has worked closely with all the necessary Ministry officials to address questions and resolve any issues raised by its application. Zion therefore believes it has met all of the preliminary license requirements. Although no assurances can be made, Zion anticipates its amended license application will be favorably considered by the Ministry and other necessary regulatory agencies.

In the interim, Zion plans to leave its I-35 drilling rig and all related components on its current pad site and perform necessary rig maintenance, engineering and design for the planned re-entry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 31, 2023

Zion Oil and Gas, Inc.

By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer